Exhibit 10.3

SECOND AMENDMENT TO

STANDARD INDUSTRIAL/COMMERCIAL

MULTI-TENANT LEASE - GROSS

This Second Amendment to Standard Industrial/Commercial Multi-Tenant Lease - Gross (the “Second Amendment”) is entered into as of September 12, 2016 (“Amendment Date”) by and between COMMERCIAL STREET PROPERTIES, LLC, a California limited liability company (“Lessor”), and VIVEVE, INC., a California corporation (“Lessee”), with reference to the following:

RECITALS

A.     The Castine Group, a California corporation (“Castine”), and Lessee entered into that certain Standard Industrial/Commercial Multi-Tenant Lease - Gross dated as of January 25, 2012, as amended by that certain First Amendment to Lease dated January 15, 2015 (the “First Amendment,” and collectively, the “Lease”) for the premises located at 150–154 Commercial Street, Sunnyvale California 94086 (the “Premises”).

B.     The Lease incorrectly identified Castine as the lessor of the Premises rather than Lessor. Lessor is the entity that is and was the true owner and lessor of the Premises at all times relevant to the Lease.

C.     Lessor and Lessee now wish to amend the Lease on the terms and conditions set forth in this Amendment to reflect (i) the proper identification of Lessor as the lessor of the Premises pursuant to the Lease for all purposes, (ii) the leasing by Lessee of the Premises for an extended term, (iii) the establishment of Lessee’s rental obligation for the extended term, and such other matters as set forth in this Second Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Recitals. Lessor and Lessee hereby agree that the hereinabove recitals are true and correct.

2.     Definitions. Unless defined otherwise in this Second Amendment, all capitalized terms used in this Second Amendment shall have the same meaning and definition given to them in the Lease.

3.     True Lessor. Lessor and Lessee acknowledge that the Lease incorrectly identified Castine as the lessor of the Premises. Lessor and Lessee hereby acknowledge and agree that Lessor, and not Castine, was at all times the true lessor of the Lease, and that all of Castine’s purported rights, obligations and interests in, to and under the Lease were and are in fact Lessor’s rights, obligations and interests in, to and under the Lease, all of which accrued to Lessor or otherwise arose on January 25, 2012.

4.     Extension of Term. The Lease term as stated in Section 2 of the First Amendment is hereby extended to March 31, 2018 (the “Extended Term”), unless the Lease is sooner terminated as provided for in the Lease.

5.     Base Rent. The Base Rent payable by Lessee for the Extended Term shall be as follows:

Months of Extended Term	Monthly Base Rent	Annual Base Rent

April 1, 2017 - March 31, 2018	$27,219.50	$326,634

6.     Base Year. The Base Year as defined in Section 4.2 of the Lease is hereby amended to be defined as the 2017 calendar year.

7.     Extension Option.

(a)     Extension. Provided that Lessee is in possession of the Premises, and that this Lease is not previously cancelled or terminated by either party as provided in the Lease, by operation of law or otherwise, and further provided that Lessee has fully complied with and performed all of the covenants and conditions in the Lease, as amended, on its part to be performed during the Term and is not in default at the time of exercise of this option, then Lessor and Lessee covenant and agree that Lessee shall have the option to extend the term of the Lease for one (1) six (6) month period commencing upon the expiration of the term of this Lease (the “Extension”), upon the same terms, covenants and provisions herein set forth except that Base Rent during the Extension shall be adjusted to the Fair Market Rental Rate, as hereinafter defined. The option for the Extension shall be exercised written notice to Lessor by Lessee not less than ninety (90) days prior to the expiration of the term of this Lease.

(b)     Fair Market Rental Rate. The term “Fair Market Rental Rate” shall mean the market rental rate for the time period such determination is being made for commercial space in Sunnyvale, California of comparable condition and of equivalent quality, size, utility, and location. Prior to the commencement of the Extension, Lessor and Lessee shall attempt to agree upon what the Fair Market Rental Rate will be. If agreement cannot be reached within thirty (30) days, then either:

(1)     Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new Fair Market Rental Rate within the next thirty (30) days, with any associated costs to be split equally between the parties, or

(2)     Both Lessor and Lessee shall each immediately make a reasonable determination of the Fair Market Rental Rate and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i)     Within fifteen (15) days thereafter, Lessor and Lessee shall each select an independent third party appraiser or broker of their choice to act as an arbitrator; provided, however, that the parties may not select any of the brokers involved in negotiating the Lease or any amendments thereto to so act. The two arbitrators so appointed shall immediately select a third mutually acceptable appraiser or broker to act as a third arbitrator.

(ii)     The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to what the actual Fair Market Rental Rate for the Premises is, and whether Lessor’s or Lessee’s submitted Fair Market Rental Rate is the closest thereto. The decision of a majority of the arbitrators shall be binding on the parties. The submitted Fair Market Rental Rate which is determined to be the closest to the actual Fair Market Rental Rate shall thereafter be used by the parties.

(iii)     If either of the parties fails to appoint an arbitrator within the specified fifteen (15) days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the parties.

(iv)     The entire cost of such arbitration shall be paid by the party whose submitted Fair Market Rental Rate is not selected, i.e., the one that is NOT the closest to the actual Fair Market Rental Rate.

(c)     Applicable Considerations. When determining Fair Market Rental Rate, the Lessor, Lessee and the arbitrators shall consider the terms of comparable market transactions which shall include, but not be limited to, rent, rental adjustments, abated rent, lease term and financial condition of tenants.

(d)     Base Rent Minimum. Notwithstanding the foregoing, the Fair Market Rental Rate shall not be less than the rent payable for the month immediately preceding the commencement of the Extension.

8.     Lessee’s Acceptance of Premises “AS IS”. Lessor and Lessee acknowledge that Lessee currently occupies the Premises. Lessee accepts the Premises in its “AS IS” condition and as of the commencement of the above extended term in its then “AS IS” condition. During the remaining Lease term, Lessee shall continue to occupy the Premises in its “AS IS” condition.

9.     Security Deposit. The parties acknowledge and agree that the Security Deposit, as previously reduced from time to time in accordance with the Lease, shall continue to be held by Lessor for the Extended Term.

10.     Brokers. Lessor has been represented in connection with this Amendment by Cushman & Wakefield U.S., Inc. acting solely as Lessor’s agent, and Lessee has been represented by Jones Lang LaSalle (“JLL”) acting solely as Lessee’s agent. Lessor hereby agrees to pay JLL a commission in the amount of a market procuring commission for the Premises pursuant to a separate agreement by and between Lessor and JLL.

11.     Ratification. Except as expressly amended by this Amendment, the terms and provisions of the Lease, as amended, are hereby ratified, confirmed, and shall remain in full force and effect.

12.     No Other Changes. Except as expressly set forth herein, the Lease, as amended by this Amendment, remains in full force and effect and unamended.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the Amendment Date.

LESSOR:

COMMERCIAL STREET PROPERTIES, LLC, a California limited liability company

By:   /s/ Marshall Goldman

       MARSHALL GOLDMAN, General Manager

LESSEE:

VIVEVE, INC., a California corporation

By:   /s/ Scott Durbin

       SCOTT DURBIN, CFO